Exhibit 99.1



      Certification of Chief Executive Officer and Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report of Flotek Industries, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (March 31, 2003), Jerry D. Dumas, Sr., as Chief Executive Officer of the Company, and Mark D. Kehnemund, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Flotek Industries, Inc. and will be retained by Flotek Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date: March 31, 2002

                             /s/ Jerry D. Dumas Sr.
                            ----------------------
                            Jerry D. Dumas, Sr.
                            Chief Executive Officer



Date: March 31, 2002
                             /s/ Mark D. Kehnemund
                            -----------------------
                            Mark D. Kehnemund
                            Sr. Vice President & Chief Financial Officer




This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.